               AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                    JULY 19, 2001

                                                    Registration No. 333-_______

================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------


                                      FORM SB-2
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------


                                  GMX RESOURCES INC.
                   (Name of small business issuer in its charter)



OKLAHOMA                                              1311                              73-1534474
(State or other jurisdiction        (Primary Standard Industrial Code Number)       (I.R.S. Employer
of incorporation or organization)                                                   Identification Number)


                                  9400 NORTH BROADWAY
                             OKLAHOMA CITY, OKLAHOMA 73114
                                    (405) 600-0711
                      (Address and telephone number of principal
                   executive offices and principal place of business)

                                ----------------------
                                 KEN L. KENWORTHY, JR.
                                  9400 NORTH BROADWAY
                            OKLAHOMA CITY, OKLAHOMA 73114
                                    (405) 600-0711
                         (Name, address and telephone number
                                 of agent for service)

                                ----------------------


                                      COPIES TO:


MICHAEL M. STEWART, ESQ.                           JOHN HALLE, ESQ.
CROWE & DUNLEVY, A PROFESSIONAL                    STOEL RIVES LLP
CORPORATION                                        900 SW 5TH AVENUE, SUITE 2600
1800 MID-AMERICA TOWER                             PORTLAND, OREGON  97204-1268
OKLAHOMA CITY, OKLAHOMA 73102                      (503) 224-3380
(405) 235-7700

                                ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the registration statement for the same offering. /X/ 333-63586

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                    ------------------------------------------------------------
                                CALCULATION OF REGISTRATION FEE



                                                          PROPOSED           PROPOSED
                                                          MAXIMUM            MAXIMUM           AMOUNT OF
     TITLE OF EACH CLASS OF           AMOUNT TO BE     OFFERING PRICE       AGGREGATE        REGISTRATION
   SECURITIES TO BE REGISTERED         REGISTERED         PER UNIT        OFFERING PRICE          FEE
---------------------------------     ------------     --------------     --------------     ------------
Common stock, $.001 par value(1)         862,500            5.50             4,743,750             --
Common stock, $.001 par value,
issuable upon exercise of
underwriters warrants                     75,000            6.60               495,000             --
---------------------------------     ------------     --------------     --------------     ------------

           Total ................                                           $5,238,750           $1,310
                                                                          ==============     ============

--------------------------------------------------------------------------------------------------------------


(1) Includes the underwriters' over-allotment option.

                     INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE


     This Registration Statement on Form SB-2 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2, as amended (File No. 333-63586) filed by GMX RESOURCES INC. (the "Registrant") with the Securities and Exchange Commission as declared effective on July 18, 2001, are incorporated herein by reference.


                                    EXHIBITS

     The following exhibits are filed as part of this Registration Statement:



EXHIBIT
  NO.           DESCRIPTION OF EXHIBIT
-------         ----------------------
1.1             Underwriting Agreement

4.2             Underwriters' Warrant

5.1             Opinion of Crowe & Dunlevy as to the legality of the securities

23.1            Consent of KPMG LLP, independent auditors

23.2            Consent of Sproule Associates, Inc., independent petroleum engineers

23.3            Consent of Crowe & Dunlevy (included in Exhibit 5.1)


                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Oklahoma City, State of Oklahoma, on July 19, 2001.






                                                GMX RESOURCES INC.


                                                By: /s/ Ken L. Kenworthy, Jr.
                                                   -----------------------------
                                                Ken L. Kenworthy, Jr., President



                In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                                              Title                                   Date
---------                                              -----                                   ----

/s/ Ken L. Kenworthy, Jr.             President and Director                          July 19, 2001
-------------------------
Ken L. Kenworthy, Jr.

/s/ Ken L. Kenworthy, Sr.             Executive Vice President, Chief Financial       July 19, 2001
-------------------------             and Accounting Officer and Director
Ken L. Kenworthy, Sr.

/s/ Paul Malloy                       Director                                        July 19, 2001
---------------
Paul Malloy

/s/ T. J. Boismier                    Director                                        July 19, 2001
------------------
T. J. Boismier





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